Exhibit 21

Level 3 Communications, Inc.
Subsidiaries of the Registrant

Entity Name	Jurisdiction
650 Townsend Facility Company, LLC	California
ACME Grating Ventures, L.L.C.	Delaware
Ameritel Management, Inc.	British Columbia
AmSoft Information Services Limited	Mauritius
Broadwing Communications, LLC	Delaware
Broadwing, LLC	Delaware
BTE Equipment, LLC	Delaware
CCC Canada Holding, Inc.	Delaware
Continental Holdings Inc.	Wyoming
Continental Level 3, Inc.	Delaware
Continental Mineral Sales, Inc.	Delaware
Corvis Canada Inc.	Canada
Corvis Gratings Company	Nova Scotia
Dublin London Network Limited	Ireland
Eldorado Acquisition Two, Inc.	Delaware
Fibernet UK Limited	England & Wales
Front Range Insurance Company, Inc.	Hawaii
FTV Communications, LLC	Delaware
GC Impsat Holdings I Limited	England & Wales
GC Impsat Holdings II Limited	England & Wales
GC Pan European Crossing UK Limited	England & Wales
GC SAC Argentina S.R.L.	Argentina
GC SAC Argentina S.R.L. (Uruguay)	Uruguay
Global Crossing (Bidco) Limited	England & Wales
Global Crossing Americas Solutions Inc.	Delaware
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telemanagement VA, LLC	Virginia
Impsat Fiber Networks, Inc	Delaware
IP Networks, Inc.	Delaware
KMI Continental Lignite, Inc.	Delaware
Legend Circle Holdings, Inc.	Delaware
Level 3 Argentina, S.A.	Argentina
Level 3 Asia, Inc.	Delaware
Level 3 CDN Hong Kong Limited	Hong Kong

Level 3 CDN International, Inc.	Delaware
Level 3 Chile S.A.	Chile
Level 3 Colombia S.A.	Colombia
Level 3 Communications (Asia Pacific) Limited	Hong Kong
Level 3 Communications (Austria) Limited	England & Wales
Level 3 Communications (Denmark) Limited	England & Wales
Level 3 Communications (IMPSAT) Nederland B.V.	The Netherlands
Level 3 Communications (Ireland) Limited	Ireland
Level 3 Communications A.B.	Sweden
Level 3 Communications ApS	Denmark
Level 3 Communications Australia Pty Ltd	Australia
Level 3 Communications Austria GmbH	Austria
Level 3 Communications Canada Co.	Nova Scotia
Level 3 Communications EOOD	Bulgaria
Level 3 Communications Espaňa S.A.	Spain
Level 3 Communications Estonia OÜ	Estonia
Level 3 Communications Europe Limited	England & Wales
Level 3 Communications France SARL	France
Level 3 Communications GmbH	Germany
Level 3 Communications Hong Kong Limited	Hong Kong
Level 3 Communications Italia S.R.L.	Italy
Level 3 Communications Japan KK	Japan
Level 3 Communications Kft	Hungary
Level 3 Communications Limited (Ireland)	Ireland
Level 3 Communications Limited (UK)	England & Wales
Level 3 Communications of Virginia, Inc.	Virginia
Level 3 Communications Oy	Finland
Level 3 Communications PEC Holdings B.V.	The Netherlands
Level 3 Communications PEC Ireland Limited	Ireland
Level 3 Communications PEC Luxembourg I S.á.r.l.	Luxembourg
Level 3 Communications PEC Luxembourg II S.á.r.l.	Luxembourg
Level 3 Communications PEC Services Europe Limited	Ireland
Level 3 Communications PEC Services Ireland Limited	Ireland
Level 3 Communications PEC Telekomünikasyon Hizmetleri Limited Şirketi	Turkey
Level 3 Communications PEC Ukraine LLC	Ukraine
Level 3 Communications S.A.	Belgium
Level 3 Communications S.R.L.	Romania
Level 3 Communications s.r.o.	Czech Republic
Level 3 Communications Singapore Pte. Ltd.	Singapore
Level 3 Communications South Africa (Pty) Limited	South Africa
Level 3 Communications Sp. z o. o.	Poland
Level 3 Communications spol. s.r.o.	Slovakia
Level 3 Communications St. Croix, Inc.	US Virgin Islands
Level 3 Communications Switzerland AG	Switzerland

Level 3 Communications UK Limited	England & Wales
Level 3 Communications, B.V.	The Netherlands
Level 3 Communications, LLC	Delaware
Level 3 Comunicacoes do Brasil Ltda.	Brazil
Level 3 Ecuador LVLT S.A.	Ecuador
Level 3 Enhanced Services, LLC	Delaware
Level 3 EON, LLC	Delaware
Level 3 Europe B.V.	The Netherlands
Level 3 Financing, Inc.	Delaware
Level 3 GC Limited	Bermuda
Level 3 Holdings, B.V.	The Netherlands
Level 3 Holdings, Inc.	Delaware
Level 3 International Services, Inc.	Delaware
Level 3 International, Inc.	Delaware
Level 3 Komunikacijske Usluge d.o.o.	Croatia
Level 3 Latin American Solutions, LLC	Delaware
Level 3 Mexico II, S. de R.L. de C.V.	Mexico
Level 3 Mexico Landing S. de R.L.	Mexico
Level 3 Mexico Servicios, S. de R. L. de C. V.	Mexico
Level 3 Mexico, S. de R.L. de C.V.	Mexico
Level 3 Panama, Inc.	Panama
Level 3 Participacoes E Comercial Ltd.	Brazil
Level 3 PEC Norge AS	Norway
Level 3 Peru S.A.	Peru
Level 3 telekomunikacijske d.o.o.	Slovenia
Level 3 Venezuela S.A.	Venezuela
Level Three Communications Costa Rica, S.R.L.	Costa Rica
Level Three Communications Kenya Limited	Kenya
Level 3 Communications RS LLC	Serbia
Level 3 Communications S.a.r.l.	Luxembourg
OOO "Level 3 Communications"	Russia
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Peru S.R.L.	Peru
TelCove of Pennsylvania, LLC	Delaware
TelCove Operations, LLC	Delaware
Telecom Infrastructure Hardware S.R.L.	Peru
tw telecom data services llc	Delaware
tw telecom holdings II llc	Delaware
tw telecom holdings, llc	Delaware
tw telecom l.p.	Delaware
tw telecom management co. llc	Delaware
tw telecom of alabama llc	Delaware
tw telecom of arizona llc	Delaware
tw telecom of arkansas llc	Delaware

tw telecom of california l.p.	Delaware
tw telecom of colorado llc	Delaware
tw telecom of d.c. llc	Delaware
tw telecom of florida l.p.	Delaware
tw telecom of georgia l.p.	Delaware
tw telecom of hawaii l.p.	Delaware
tw telecom of idaho llc	Delaware
tw telecom of illinois llc	Delaware
tw telecom of indiana l.p.	Delaware
tw telecom of iowa llc	Delaware
tw telecom of kansas city llc	Delaware
tw telecom of kentucky llc	Delaware
tw telecom of louisiana llc	Delaware
tw telecom of maryland llc	Delaware
tw telecom of minnesota llc	Delaware
tw telecom of mississippi llc	Delaware
tw telecom of nevada llc	Delaware
tw telecom of new jersey l.p	Delaware
tw telecom of new mexico llc	Delaware
tw telecom of new york l.p.	Delaware
tw telecom of north carolina l.p.	Delaware
tw telecom of ohio llc	Delaware
tw telecom of oklahoma llc	Delaware
tw telecom of oregon llc	Delaware
tw telecom of south carolina llc	Delaware
tw telecom of tennessee llc	Delaware
tw telecom of texas llc	Delaware
tw telecom of utah llc	Delaware
tw telecom of virginia llc	Virginia
tw telecom of washington llc	Delaware
tw telecom of wisconsin l.p.	Delaware
tw telecom, llc	Delaware
Vyvx, LLC	Delaware
Williams Communicaciones Chile Limitada	Chile
WilTel Communications (Cayman) Limited	Cayman Islands
WilTel Communications Network, Inc.	New Brunswick
WilTel Communications Pty Limited	Australia
WilTel Communications, LLC	Delaware
WilTel International Telecom (Chile) Limited	Cayman Islands
XCOM Technologies Of New York, Inc.	New York
Xspedius Management Co. International, LLC	Delaware